                                                                Exhibit 10.26







                            ASSET PURCHASE AGREEMENT
                        AND ASSIGNMENT OF LEASE AGREEMENT

                                 by and between

                        ROBERT F. ANDERSON, TRUSTEE, FOR
                      INSURALL CASUALTY GROUP, INC., DEBTOR

                                       and

                           SAFE AUTO INSURANCE COMPANY

                                       and

                       WILLIAMSBURG COUNTY, SOUTH CAROLINA


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                                TABLE OF CONTENTS


ARTICLE I - ASSETS TO BE PURCHASED........................................4
1.1      Description of Purchased Assets..................................4
1.2      Retained Assets..................................................5
1.3      No Assumption of Liabilities.....................................5

ARTICLE II - PURCHASE PRICE AND PAYMENT...................................6
2.1      Purchase Price...................................................6
2.2      Allocation of Purchase Price.....................................6

ARTICLE III - THE CLOSING.................................................6
3.1      The Closing......................................................6
3.2      Changes..........................................................6
3.3      Closing Date.....................................................6
3.4      Deliveries by Seller.............................................6
3.5      Payment by Buyer.................................................7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER.....................7
4.1      Good Title.......................................................7
4.2      No Adverse Change................................................7
4.3      No Litigation....................................................7
4.4      No Violation.....................................................8
4.5      Authority, Approval, Enforceability..............................8
                             -
4.6      Books and Records................................................8
4.7      No Broker........................................................8
4.8      No Default.......................................................8
4.9      Environmental Matters............................................8

ARTICLE V - PRE-CLOSING COVENANTS OF SELLER...............................9
5.1      Inspection.......................................................9
5.2      Insurance........................................................9
5.3      Bankruptcy Court Approval.......................................10
5.4      Notice..........................................................10

ARTICLE VI - POST-CLOSING COVENANTS OF SELLER............................10

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF BUYER....................10
7.1      Organization....................................................10
7.2      Approvals.......................................................10


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ARTICLE VIII - COVENANTS OF BUYER........................................11

ARTICLE IX - CONDITIONS TO CLOSING APPLICABLE TO BUYER...................11
9.1      Correctness of Warranties.......................................11
9.2      No Proceedings..................................................11
9.3      Satisfaction of Buyer and its Counsel...........................11
9.4      Receipt of Documents............................................12
9.5      Bankruptcy Court Approval.......................................12
9.6      No Losses.......................................................12
9.7      Condition of Assets.............................................13
9.8      Memorandum of Understanding.....................................13
9.9      Inspection......................................................13
9.10     Revitalization Agreement........................................13
9.11     Premium Tax Moratorium..........................................13
9.12     FILOT and Lease.................................................13
9.13     Environmental Matters...........................................13

ARTICLE X - COUNTY REPRESENTATIONS.......................................13

ARTICLE XI - TERMINATION.................................................13
11.1     Termination of Agreement........................................13
11.2     No Liability....................................................14

ARTICLE XII - MISCELLANEOUS..............................................14
12.1.    Survival of Representations and Warranties......................14
12.2     Modifications...................................................15
12.3     Assignment......................................................15
12.4     Burden and Benefit..............................................15
12.5     Governing Law...................................................15
12.6.    Authority of Bankruptcy Court...................................15
12.7     Notices.........................................................16
12.8     Counterparts....................................................17
12.9     Severability....................................................17

EXHIBITS

1.1(i)            Description of Land associated with Real Property
1.1(ii)           Personal Property
4.3(a)            Schedule of litigation
4.3(b)            Creditors to receive Notice



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                            ASSET PURCHASE AGREEMENT
                AND ASSIGNMENT OF LEASE AGREEMENT AND OTHER FILOT
                                   AGREEMENTS

         THIS ASSET PURCHASE AGREEMENT AND ASSIGNMENT OF LEASE AGREEMENT AND OTHER FILOT AGREEMENTS ("Agreement") is made to be effective as of the 7th day of September, 2004, by and between Robert F. Anderson, as Trustee ("Trustee") for Insurall Casualty Group, Inc. ("Insurall"), a debtor ("Seller") in Case No. 03-05275-W in the United States Bankruptcy Court for the District of South Carolina (the "Court"), Safe Auto Insurance Company or its affiliates, an Ohio corporation ("Buyer"), and Williamsburg County, South Carolina (the "County").

                              W I T N E S S E T H:

         WHEREAS, Seller wishes to sell, transfer and/or assign ("Sale") certain of its assets, including but not limited to (a) Seller's interest in that certain Lease Agreement between Seller and the County dated December 20, 2001 and any and all other documents or agreements executed between Seller and County in connection with the Lease Agreement (the "Lease"); (b) any Fee in Lieu of Tax ("FILOT") agreements between the County and Seller as may be necessary for the Buyer to obtain all benefits previously accorded to Seller under the Lease and any FILOT agreement (the "FILOT Agreements"); and (c) all of Sellers interest in the real and personal property, including all furniture, fixtures, and equipment located on the property described herein, to Buyer free and clear of any lien, claim and/or interest in such assets as provided under Sections 363 and 365 of the United States Bankruptcy Code (the "Bankruptcy Code") after obtaining an order approving such Sale from the Court in Case No. 03-05275-W (the "Case") in consideration and exchange for cash as herein provided;

         WHEREAS, Buyer wishes to acquire such assets of Seller after entry of an order in the Case approving the sale and the terms of this Agreement pursuant to Section 363 and 365 of the Bankruptcy Code and approving the assumption and assignment of the Lease and the FILOT Agreements (the "Order") and the expiration of the applicable appeal period, and the satisfaction of other conditions, all as hereinafter more fully set forth; and

         WHEREAS, County wishes to consent to and approve the assumption and assignment of the Lease and FILOT Agreements from Seller to Buyer.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

                       ARTICLE I - ASSETS TO BE PURCHASED

         Section 1.1 Description of Purchased Assets. On the terms and subject to the conditions herein expressed, Seller agrees to sell, convey, transfer, assign, set over


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and deliver to Buyer on the Closing Date (as defined in Section 3.3), and Buyer agrees to purchase and accept, all of the right, title and interest in and to the assets, properties and interests (except the Retained Assets described and defined in Section 1.2), real, personal or mixed, tangible and intangible, of every kind, nature and description, located on the Real Property (as defined herein below), including, but not limited to, the following:

                  (i) The Seller's interest in the Lease and the leasehold interest in the Lease (the "Leasehold Interest") and all rights related thereto, including, but not limited to, the land, building and improvements related to such Lease, [RFA/JD] Hemingway, South Carolina which land is more particularly described in Exhibit 1.1(i) (collectively, the "Real Property");

                  (ii) The Seller's interest in the FILOT Agreements and all rights related thereto;

                  (iii) All equipment, furniture, fixtures, computers and computer related hardware, leasehold improvements and all fixed or tangible assets of any nature located on or about the Real Property (the "Personal Property");

                  (iv) Governmental permits, registrations and licenses related to the Purchased Assets (hereinafter defined) to the extent transferable;

                  (v) All books and records related to the Purchased Assets (specifically excluding all records of Seller which Trustee needs, which records the Trustee shall identify and remove prior to the Closing); and

                  (vi)  [RFA/JD]

         The assets, Leasehold Interest, FILOT Agreements, properties and rights related thereto of Seller to be sold, conveyed, transferred, assigned, set over and delivered to Buyer at the Closing are hereinafter sometimes collectively called the "Purchased Assets."

         Section 1.2 Retained Assets. On the Closing Date, Seller shall retain all assets not purchased by the Buyer ("Retained Assets") which assets are set forth on Exhibit 1.2 attached hereto and made a part hereof.

         Section 1.3 No Assumption of Liabilities. Except for the obligations in the Lease and the FILOT Agreements accruing and arising after the Closing, Buyer shall not assume any debts, obligations and liabilities of Seller. It is expressly understood and agreed that Buyer shall not be liable for any of the debts, obligations or liabilities of Seller, whether known or unknown, contingent, liquidated, accrued or otherwise of any kind or nature. The County specifically acknowledges that Buyer shall not be responsible for payment of any unpaid rent, fees, taxes, costs, or any other monies due and payable and unpaid by the Seller under the Lease and the FILOT Agreements as of the Closing.

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                     ARTICLE II - PURCHASE PRICE AND PAYMENT

         Section 2.1 Purchase Price. The term "Purchase Price" shall mean an amount equal to $1.5 million. Upon payment of the Purchase Price on the Closing, all contested rent reductions associated with the May, 2004 and June, 2004 rental payments for the Real Property shall be waived, said lease shall be deemed terminated and neither party shall have any further obligation to the other under said lease.

         Section 2.2 Allocation of Purchase Price. Buyer and Seller hereby agree to allocate the Purchase Price among the Purchased Assets in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Buyer and Seller will each complete and file form 8594, Asset Acquisition Statement under Section 1060 (the "Form"), in a manner that is consistent with $1,400,000 being allocated to the Leasehold Interest and $100,000 to the Personal Property, less any credit for missing Personal Property, and cooperate in providing information necessary to complete the Form. If the Purchase Price is adjusted subsequent to the filing of the Form, the adjustment will be allocated in the manner required by applicable regulations and Buyer and Seller will file a supplemental statement to the Form in accordance with the instructions thereto. In addition: (i) all federal, state and local tax returns, including any schedules or exhibits thereto, will reflect, and in all respects be consistent with, the agreed upon allocation, and
(ii) Buyer and Seller will take no action or maintain any position inconsistent with such agreed upon allocation.

                            ARTICLE III - THE CLOSING

         Section 3.1 The Closing. The closing ("Closing") shall take place at the offices of McNair Law Firm, P.A., 1301 Gervais Street, Columbia, South Carolina, or at such other place designated by the Buyer, at 10:00 a.m., local time, on the next business day after the later of (i) thirty (30) days from the entry of the Order, provided there has been no appeal filed to the Order (or, if filed, such appeal has been dismissed with prejudice), or (ii) October 29, 2004.

         Section 3.2 Changes. Agreements to change or extend times and places permitted by Section 3.1 may be made by an instrument or instruments in writing signed by an officer of Buyer and by a representative of Seller.

         Section 3.3 Closing Date. For purposes of this Agreement, the term "Closing Date" shall mean the date and time on which the Closing shall occur which shall be deemed to be 12:01 a.m. on the day of Closing.

         Section 3.4 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer, in addition to all other items specified elsewhere in this Agreement, the following:

                  (i) such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be required or as may be desirable, in the opinion of Buyer and its counsel, to vest in Buyer, its successors and assigns, all right, title and interest (which title and interest shall be good, merchantable and marketable), in and to the Purchased Assets, free and clear of all liabilities, mortgages, pledges, liens,

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encumbrances, equities, charges, conditional sale or other title retention agreements, assessments, covenants, restrictions, reservations, commitments, obligations, or other burdens or encumbrances of any nature whatsoever except exceptions accepted by Buyer in writing (the "Permitted Exceptions");

                  (ii) actual possession and operating control of the Purchased Assets;

                  (iii) all books and records related to the Purchased Assets;

                  (iv) Certified copy of the Order

         Section 3.5 Payment by Buyer. At Closing, Buyer shall deliver to Seller, or to such other person or persons as shall be designated in the Order (as defined in Section 5.11), by wire transfer or other immediately available funds, the Purchase Price.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby warrants and represents to, and covenants with, Buyer and its successors and assigns (which warranties, representations and covenants of Seller set forth in this Agreement or contained in any exhibit hereto, or in any certificate or other document required to be delivered to Buyer by Seller pursuant to this Agreement shall survive the Closing Date until the expiration off the applicable statute of limitations) as follows:

         Section 4.1 Good Title. At the Closing, the Purchased Assets shall be transferred, conveyed and assigned to Buyer by limited warranty deed, free and clear of all liabilities and shall be subject to no mortgage, pledge, lien, security interest, lease, conditional sale or other title retention agreement, encumbrance, equities, charges, covenants, restrictions, reservations, commitments, obligations, or other burdens or encumbrances of any nature whatsoever except the Permitted Exceptions.

         Section 4.2 No Adverse Change. Except as otherwise disclosed in this Agreement, no event or action has occurred which would materially interfere with the value of the Purchased Assets.

         Section 4.3 No Litigation. Except for the Case (which does not include any adversary proceedings filed in the Case) and as set forth in Exhibit 4.3(a), to Seller's knowledge, there is no litigation at law or in equity, no arbitration proceeding, no proceeding before any commission or other administrative or regulatory authority and no pending or threatened governmental investigation or change in the environmental, zoning or building laws, regulations or ordinances by or against the Seller or the Purchased Assets which would adversely affect the Purchased Assets or the operation of Buyer's business on the Real Property. Seller shall provide notice of this Agreement and the transactions contemplated hereby to all parties listed on Exhibit 4.3(b) and/or on any entity that may claim an interest in the Purchased Assets.

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         Section 4.4 No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets.

         Section 4.5 Authority, Approval, Enforceability.

                  (i) Seller has, or will have after obtaining the Order, all necessary authority to execute and deliver this Agreement and all other documents and instruments contemplated herein to which it will be a party and to perform its obligations hereunder and thereunder.

                  (ii) This Agreement and each of the other agreements, documents and instruments to be executed by Seller on or before the Closing Date, have been or will be duly executed, and delivered by Seller and, subject to obtaining the Order, will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

         Section 4.6 Books and Records. Seller will deliver to Buyer at the Closing all books, records and other materials related to the Purchased Assets. The Trustee will remove any books and records it desires to retain prior to the Closing.

         Section 4.7 No Broker. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements, or understandings made by or on behalf of Seller.

         Section 4.8 No Default. Except as set forth in Exhibit 4.8 attached hereto and incorporated herein, Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality related to the Purchased Assets. All such permits, licenses, orders and approvals related to the Purchased Assets are held by Seller and are in full force and effect, and no cancellation of any of them is threatened and none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions herein contemplated.

         Section 4.9 Environmental Matters.

                  (i) To Seller's knowledge, there is not now, nor has there ever been, any disposal, release or threatened release of any Hazardous Material (as defined below) on, from or under the Real Property. To Seller's knowledge, there has not been generated by or on behalf of Seller any Hazardous Material. To Seller's knowledge, no Hazardous Material has been disposed of or allowed to be disposed of on or off any of the Real Property which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Seller being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Seller. For purposes of this subsection, the

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terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants, petroleum or petroleum products, or asbestos containing material which is or becomes regulated by any authority in any jurisdiction in which any of the Real Property is located. The term "Hazardous Material." includes without limitation any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act,
(iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  (ii) To Seller's knowledge, the Real Property is not in violation of any law, ordinance, rule or regulation relating to industrial hygiene, pollution or to the environmental conditions on, under or about the Real Property, including without limitation soil and ground water condition and there are no underground tanks, or related piping, conduits or related structures. To Seller's knowledge, neither Seller nor any third party used, generated, manufactured or stored on., under or about the Real Property or transported to or from the Real Property any Hazardous Material and there has been no litigation brought or threatened against Seller or any settlements reached by Seller with any third party or third parties alleging, or investigations by Seller, nor any third party concerning, the presence, disposal, release or threatened release of any Hazardous Material on, from or under the Real Property.

                  (iii) Seller has delivered to Buyer all environmental reports, studies, assessments, or other documents relating to the condition of the Real Property and improvements that are in Seller's possession.

                   ARTICLE V - PRE-CLOSING COVENANTS OF SELLER

         Seller covenants and agrees with Buyer that between the date hereof and the Closing Date:

         Section 5.1 Inspection. At all reasonable times Seller shall make the Real Property and Personal Property available for examination and inspection by Buyer and its agents. No such examination, inspection or audit by Buyer or its agents shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Seller herein expressed.

         Section 5.2 Insurance. Seller will continue to maintain in full force and effect all policies of insurance now in effect, or renewals thereof or equivalent policies covering the Purchased Assets. Seller will promptly notify Buyer in writing of any changes in such insurance coverage occurring prior to the Closing Date.

         Section 5.3 Bankruptcy Court Approval. Seller shall, within 10 days of the execution of this Agreement by both parties, file with the Bankruptcy Court a motion seeking approval of the sale of the Purchased Assets pursuant to the terms of this Agreement and assumption and assignment of the Lease and the FILOT Agreements. Seller, shall use its best efforts to obtain a final Order or Orders off the Court approving the Sale off the Purchased Assets to Buyer in accordance with, the terms and conditions of this Agreement, including but not limited to, the Purchased Assets being free and clear of all, liens, claims and encumbrances and a finding that Buyer has proceeded in good faith and is entitled to the protections afforded by Section 363(m) of the Bankruptcy Code and approving the assumption of the Lease and FILOT Agreements by the Debtor and the assignment of the Lease and FILOT Agreements to the Buyer. The Order shall be in form and substance reasonably satisfactory to Buyer.

         Section 5.4 Notice. Seller shall provide such notices of the transaction contemplated by this Agreement as are required by the Bankruptcy Code or applicable Rules of Bankruptcy Procedure to all creditors and equity security holders of Seller.

                  ARTICLE VI - POST-CLOSING COVENANTS OF SELLER

         Seller covenants and agrees, upon the reasonable request of Buyer at any time and from time to time after the Closing, Seller will forthwith execute and deliver, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and do all things necessary or proper, as Buyer or its counsel may reasonably request, in order to vest, perfect or confirm, of record or otherwise, the right, title and interest of Buyer, its successors and assigns, in and to the Purchased Assets or otherwise to carry out the purposes of this Agreement.

              ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer warrants and represents to and covenants with Seller as follows:

         Section 7.1 Organization. Buyer is a corporation duly organized validly existing and in good standing under the laws of the state of Ohio [RFA/JD] and has all necessary corporate power and authority to perform this Agreement and the transactions contemplated hereby.

         Section 7.2 Approvals. On or before the Closing Date, Buyer will have taken all requisite corporate action to approve the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement, and there shall have been delivered at the Closing to Seller certified copies of the resolutions duly adopted in connection therewith. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of or default under any of the terms, provisions or conditions of the articles of incorporation or code of regulations of Buyer or any statute, regulation or any court or administrative order or process, or any agreement or instrument to which Buyer is a party or by which it, or its properties or assets is bound or result in the creation of any lien, charge or encumbrance upon any of the assets of Buyer under any of the foregoing.

                        ARTICLE VIII - COVENANTS OF BUYER

         CONSUMMATION OF TRANSACTION. Buyer agrees that prior to the Closing Date, it shall use its best efforts to cause the sale contemplated by this Agreement to be consummated

             ARTICLE IX - CONDITIONS TO CLOSING APPLICABLE TO BUYER

         The obligations of Buyer hereunder (including the obligation of Buyer to close the transactions and consummate the purchase herein contemplated) are subject to the following conditions precedent, and Buyer shall have no obligation to close the transaction set forth herein until all the conditions set forth herein are satisfied or waived, in the sole discretion of the Buyer:

         Section 9.1 CORRECTNESS OF WARRANTIES. The warranties and representations made by Seller herein or in any exhibit or list or information required to be delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such warranties and representations had been made on and as of the Closing Date and Seller shall have, in all material respects, performed and complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing Date and Seller shall have tendered delivery of all documents, instruments and other things on its part required to be delivered at the Closing.

         Section 9.2 No Proceedings. No proceeding or formal investigation shall have been commenced or threatened by any governmental or regulatory agency or by any other person or entity which questions the validity or legality of any of the transactions contemplated by this Agreement.

         Section 9.3 SATISFACTION OF BUYER AND ITS COUNSEL. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of such documents as its counsel may reasonably request in connection with said transactions. Buyer shall have received, at its own expense, such legal opinions or other evidence, in form and substance satisfactory to it and its counsel, as it may deem necessary to establish that:

                  (i) as of the Closing Date, the title of Seller to all Purchased Assets that it respectively purports to own is as represented in
Section 4.2; and

                  (ii) the instruments of conveyance, transfer, and assignment delivered to Buyer at the Closing are valid in accordance with their terms, proper in form and substance to accomplish their intended purpose, and effectively vest in Buyer good, indefeasible, merchantable and marketable title to the Purchased Assets.

         Section 9.4 RECEIPT OF DOCUMENTS. All documents to be delivered by or on behalf of Seller to Buyer under this Agreement shall have been so delivered within the times specified herein, if any, prior to or at Closing.

         Section 9.5 BANKRUPTCY COURT APPROVAL. Seller shall have obtained, upon hearing after appropriate notice, the Order, in form and substance reasonably satisfactory to Buyer, approving the execution, delivery and performance of this Agreement at the purchase price set forth herein, and the applicable appeal time shall have expired without the filing of any appeal (or, if filed, such appeal has been dismissed) of the Order.

         Section 9.6 NO LOSSES. Other than the recent break in the main water line (for which Seller has notified its insurance carrier, Seller shall not have sustained arty loss on account of fire, flood, accident or other calamity of such character as to damage the Purchased Assets, regardless of whether or not such loss was insured against, nor any losses in excess of $10,000 in the aggregate not covered by insurance.

         Section 9.7 CONDITION OF ASSETS. All property, plant, equipment, and other property of Seller which is material to the operation of the business of Seller, shall be, as of the Closing Date, in good operating condition, repair, and working order.

         Section 9.8 ENVIRONMENTAL MATTERS.

                  (i) There shall not have been, any disposal., release or threatened release of any Hazardous Material (as defined below) on, from or under the Real Property. There shall not have been generated by or on behalf of Seller any Hazardous Material. No Hazardous Material shall have been, disposed of or allowed to have been disposed of on or off the Real Property which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Seller being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Seller. For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants, petroleum or petroleum products, or asbestos containing material which is or becomes regulated by any authority in any jurisdiction in which any of the Properties is located. The term "Hazardous Material" includes without limitation any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act,
(iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101, of the Comprehensive Environmental Response, Compensation and Liability Act of 1.980, as amended.

                  (ii) The Real Property shall not be or have been in violation of any law, ordinance, rule or regulation relating to industrial hygiene, pollution or to the environmental conditions on, under or about the Real Property, including without limitation soil and ground water condition and there shall be no underground tanks, or related piping, conduits or related structures. Neither Seller nor any third party shall have used, generated, manufactured or stored on, under or about the Real Property or transported to or from the Real Property any Hazardous Material and there shall have been no litigation brought or threatened against Seller or any settlements reached by Seller with any third party or third parties alleging, or investigations by Seller, nor any third party concerning, the presence, disposal, release or threatened release of any Hazardous Material on, from or under the Real Property.

                       ARTICLE X - COUNTY REPRESENTATIONS

         The County, as party to the Lease and the FILOT Agreements, hereby agrees and consents to the assumption of and assignment of the Lease and FILOT Agreements and documents related thereto to the Buyer and certifies that said assumption and assignment shall not now or in the future be a default under the Lease or any FILOT Agreements and documents related thereto. The County agrees and consents that Seller may assume the Lease and the FILOT Agreements pursuant to Section 363 of the Bankruptcy Code and any accrued and unpaid fees, taxes, rent, costs or other monies due and payable to the County under the Lease and FILOT Agreements as of the Closing Date shall not be payable at the assumption and assignment of the Lease and FILOT Agreements at the Closing but that the County shall look solely to the assets of the Seller's bankruptcy estate as a general unsecured creditor for recovery of any such monies due. The County warrants and represents that Buyer shall assume the Lease and any and all FILOT Agreements documents related thereto free and clear of any unpaid taxes, assessments, rents, costs, or other fees or unpaid monies of any kind or amount that accrued and remain unpaid and due and payable by Seller under the Lease. Buyer's obligations under and benefits under the Lease and the FILOT Agreements shall commence as of the Closing. The County specifically waives any current defaults under the Lease and warrants and represents that except for the waived defaults of Seller, the Lease is and shall continue to be a valid and enforceable Lease in good standing. County agrees to execute any amendments to Lease and the related FILOT Agreements and documents as reasonably necessary to complete the assignments and transfers contemplated herein.

                            ARTICLE XI - TERMINATION

         Section 11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated under any of the following circumstances by notice given on or before the
Closing:

                  (i) Buyer shall have the right to terminate if, during the period from the date hereof to the Closing Date, Buyer shall learn of any fact or condition which is materially at variance with one or more of the warranties or representations of Seller set forth in this Agreement, or Seller shall fail in any material respect to perform the covenants set forth in this Agreement to be performed by Seller.

                  (ii) Seller shall have the right to terminate if, during the period from the date hereof to the Closing Date, Seller shall learn of any fact or condition which is materially at variance with one or more of the warranties or representations of Buyer set forth in this Agreement.

                  (iii) Buyer or Seller shall each have the right to terminate if a proceeding or formal investigation shall have been commenced by any governmental or regulatory agency or by any other person or entity with respect to any of the transactions contemplated in this Agreement.

                  (iv) Buyer shall have the right to terminate if Seller shall have suffered a loss or damage to any of the Purchased Assets (other than the disclosed break in the water main), which loss or damage would interfere with the ability of Buyer to use the Purchased Assets.

                  (v) Either Buyer or Seller may, at its election, waive any of its rights to terminate this Agreement under the provisions of this Article X, and shall be deemed to have waived such rights upon completion of the Closing under this Agreement.

         Section 11.2 No Liability. Upon any such termination of this Agreement, neither Buyer nor Seller shall have any liability one to the other, except that if this Agreement is subject to termination by Buyer under the provisions of
Section 11.1(i), (iii) or (iv) because of Seller's willful behavior or gross negligence, Buyer shall be entitled to recover from Seller its documented actual costs, fees and expenses (including but not limited to, legal and accounting fees and expenses and the allocable salary and benefits of Buyer's employees) incurred in connection with the transactions contemplated by this Agreement (the "Expense Reimbursement"). The remedy set forth in this Section 11.2 shall be the sole and exclusive remedy for Buyer in the event that this Agreement is subject to termination under the provisions of Sections 11.1(i), (iii) or (iv) except for any approved Break-Up Fee approved by the Court. Buyer and Seller acknowledge and agree that in the event of such a default by Seller, Buyer's actual damages would be difficult Knot impossible to calculate and as a result, the parties have agreed upon the Expense Reimbursement and approved Break Up Fee as a fair and reasonable estimate of such liquidated damages.

                           ARTICLE XII - MISCELLANEOUS

         Section 12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller and Buyer contained in this Agreement or in any exhibit hereto shall be deemed to be made again as of the Closing Date and shall be true and accurate in all respects at that time. All such representations and warranties shall survive and continue to be in full force and effect and shall never expire. Subject to the foregoing representations, warranties, covenants or certificates of either party shall survive any investigation made by or on behalf of the party or parties in whose favor such representation, warranty, covenant or certificate has been granted in accordance with their terms. The fact that either party may have knowledge indicating that any representation or warranty contained herein and made in its favor is untrue or inaccurate or that any other condition precedent contained herein has not been fulfilled and such party shall nevertheless proceed to close the transaction notwithstanding such knowledge shall not affect such party's right to damages for breach of warranty or contract unless such breach is expressly waived in writing by the party on whose behalf such warranty or representation was made.

         Section 12.2 MODIFICATIONS. At any time prior to the Closing, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller or, in the case of a waiver, by the party against whom the waiver is to be effective;

         Section 12.3 ASSIGNMENT.

                  (i) Buyer may assign its rights or obligations under this Agreement, or any part thereof, without the prior written consent of Seller to an affiliate of Buyer.

                  (ii) Except as otherwise set forth in (i) of this Section 11.3, neither party hereto shall have the authority to assign its rights or obligations under this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld.

         Section 12.4 BURDEN AND BENEFIT.

                  (i) This Agreement shall be binding upon, and to the extent permitted in this Agreement, shall inure to the benefit of, the parties and their respective permitted successors and assigns;

                  (ii) It is the intent of the parties hereto that no third party beneficiary rights be created or deemed to exist in favor or any person not a party to this Agreement, unless otherwise expressly agreed in writing by the parties.

         Section 12.5 GOVERNING LAW. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of South Carolina (except as preempted by United States federal and bankruptcy law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         Section 12.6. AUTHORITY OF BANKRUPTCY COURT. The Court shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement and the transactions contemplated hereby, including, but not limited to, any claims against the Purchased Assets.

         Section 12.7 NOTICES. All notices, requests or demands under this Agreement must be in writing and sent (a) in person, (b) by certified or registered mail, (c) by overnight delivery carrier for next day delivery, or (d) by telecopy (fax) during normal business hours, in each case to the address listed below (or if notice of a new address is given, the new address). Notice given in any other manner will not be considered delivered or given. A notice period will start or be treated as being given (i) if mailed, by certified or registered mail, when the return receipt is signed or refused, (ii) the next business day after sent by overnight delivery, and (iii) the day the notice was delivered in person, sent by fax or telegram.

         If to Seller:

         Robert F. Anderson, as Trustee for Insurall Casualty Group, Inc. Anderson & Associates, P.A.
         208 Candi Lane, Suite B
         Columbia, SC 29202

         With a copy to:

         -----------------------------

         -----------------------------

         -----------------------------


         And a courtesy copy to:
         Business Carolina, Inc.
         c/o R. William Metzger Jr.
         Robinson McFadden & Moore, P.C.
         Post Office Box 944
         Columbia, S.C. 29202

         If to Buyer:

         Safe Auto Insurance Company
         3883 East Broad St.
         Columbus, OH 43213-1129
         Attn: Jon Diamond

         With a copy to:
         McNair Law Firm, P.A.
         1301 Gravis Street
         Columbia, South Carolina 29201
         Attn: Erik Dowering /Robin Stanton

         If to the County:


         -----------------------------

         -----------------------------

         -----------------------------


         Section 12.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, shall constitute but one Agreement.

         Section 12.9 SEVERABILITY. In the event any provision of this Agreement or any part thereof is determined to be invalid or illegal, the validity of any other provision or part thereof shall not be effected adversely and this Agreement shall continue to be binding on the parties hereto as if said invalid or illegal provision or part thereof had not been included herein.

         IN WITNESS WHEREOF, Seller and Buyer have each caused this Agreement to be duly executed on their respective behalves by their duly authorized representatives, to be effective as of the day and year first above written.

                                  BUYER:

                                  Safe Auto Insurance Company or its affiliates


                                  By:      /s/ Jon Diamond
                                     --------------------------------------
                                     Its:          President
                                          ---------------------------------
                                     Date:  9/7/04
                                           --------------------------------

                                  SELLER:


                                  By:      /s/ Robert F. Anderson
                                     --------------------------------------
                                     Its:          CH 7 Trustee
                                          ---------------------------------
                                     Date:  9/13/04
                                           --------------------------------

                                  COUNTY:

                                  Williamsburg County, South Carolina


                                  By:      /s/ [Illegible]
                                     --------------------------------------
                                     Its:
                                          ---------------------------------
                                     Date:
                                           --------------------------------

                                 Exhibit 1.1(i)

                            REAL PROPERTY DESCRIPTION


The land referred to in this Commitment is described as follows:

All that certain piece, parcel or lot of land situate, lying and being in the County of Williamsburg, State of South Carolina, being shown and delineated as containing 7.00 acres on that certain plat prepared for Williamsburg County Development Corporation by J. B. Ellis, Jr., R.L.S., dated November 2, 2000, recorded in Plat Book S 1020 at Page 3 A, and, according to said plat, having the following boundaries and measurements, to-wit: Commencing at an iron rod set on the northeastern side of the right of way of State Road S-45-430 one tenth of a mile from the northern intersection of State Road S-45-430 and S.C. Highway 261, said iron rod set being the TRUE POINT OF BEGINNING: Thence running along the northwestern right-of-way of State Road 5-45-430 N 13 degrees 39' 57" W a distance of 500.00 feet to an iron rod set; thence turning and running along property of Elloree T. Smith N 66 degrees 39' 46" E a distance of 703.14 feet to an iron rod set; thence turning and running along property of Elloree T. Smith S 13 degrees 58' 55" E a distance of 375.41 feet to an iron rod set; thence turning and running along property of H. & S. Oil Company, Inc., and Roger and Dianne Smith S 56 degrees 30' 47" W a distance of 240.50 feet to a point; thence S 57 degrees 22' 03" W a distance of 495.89 feet to the point of beginning. All measurements a little more or less.